UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 26, 2005

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5005 (Commission File Number)	23-1069060 (IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Executive Employment Agreement

        On April 26, 2005, the Company announced that, on April 25, 2005, William J. Kullback was appointed as Chief Financial Officer, Treasurer and Secretary of the Company. In connection with this appointment, on April 25, 2005, the Company entered into an employment agreement with Mr. Kullback whereby Mr. Kullback agreed to serve as the Company's Chief Financial Officer, Treasurer and Secretary. The employment agreement will expire on April 24, 2006, unless further extended by Mr. Kullback and the Company. Mr. Kullback's base salary will be established from time to time by the Board of Directors or the Compensation Committee of the Board of Directors of the Company. In no event will Mr. Kullback's base salary be less than $175,000. For 2005, the Compensation Committee has set Mr. Kullback's base salary at $175,000. Mr. Kullback is entitled to receive performance bonuses in accordance with the policies and plans of the Company in place from time to time with respect to the payment of bonuses to executive officers. Mr. Kullback is also entitled to participate in the Company's employee benefit plans and benefit programs, including medical benefit programs, stock options under the Company's 2001 Stock Option Plan or any additional plans or programs, as may from time to time be provided by the Company for its executive officers. Additionally, the Company maintains disability insurance for his benefit.

        Upon termination of Mr. Kullback's employment due to a disability, Mr. Kullback is entitled to continue to receive medical benefits coverage for him and his wife (if any) in accordance with the Company's policies through the remainder of the then-current term of the employment agreement, and is entitled to benefits under the disability policy to the extent provided therein. In the event of Mr. Kullback's death during the term of the employment agreement, his wife is entitled to continue to receive medical benefits coverage in accordance with the Company's policies through the remainder of the then-current term of the employment agreement.

        The Company may terminate Mr. Kullback's employment for Cause (as defined in the employment agreement). If Mr. Kullback's employment is terminated by the Company prior to the end of the term for any reason other than Cause or death or disability: (i) the Company must either (A) continue to pay Mr. Kullback his base salary and any performance bonus accrued (based on not less than the previous year's bonus and prorated to the end of the term) during the remainder of the then-current term of the employment agreement, or (B) if Mr. Kullback requests in writing, pay him in a lump sum upon such termination the present value of the payments that would have been made under clause (A), using a discount rate of 6 percent per year. Additionally, Mr. Kullback will be entitled to continue to receive medical benefits coverage in accordance with the Company's policies through the remainder of the then-current term of the employment agreement. To be entitled to any payments Mr. Kullback must execute and deliver to the Company an agreement releasing the Company from all claims, undertaking to maintain confidentiality of the agreement and indemnifying the Company if Mr. Kullback breaches such agreement. If Mr. Kullback's employment is terminated by the Company during the term of the employment agreement for any reason other than for Cause or if he terminates his employment during the term of the employment agreement under circumstances that would constitute an Involuntary Termination (as defined in the Change-of-Control Agreement described below), then any stock options granted to him which have not been exercised prior to his termination will accelerate and be exercisable in full.

        If Mr. Kullback becomes entitled to any payment by the terms of the Change-of-Control Agreement, he is not entitled to any additional payment under the employment agreement (other than accrued and unpaid bonus, salary and benefits) unless otherwise provided for in the employment agreement.

Executive Change of Control Agreement

        On April 25, 2005, the Company also entered into a change of control or asset sale agreement with Mr. Kullback. The agreement calls for payments of two years base salary and unpaid bonus, if any, to Mr. Kullback if there is a change of control or asset sale, as defined in the agreement, and Mr. Kullback is not employed for a period of at least one year following such change of control or asset sale. Under the agreement, all stock options granted to Mr. Kullback will vest immediately upon a change of control or asset sale and be exercisable in accordance with the terms of such stock options.

        The agreement terminates, except to the extent that any obligation remains unpaid, upon the earlier of termination of Mr. Kullback's employment prior to a change of control or asset sale for any reason or the termination of Mr. Kullback after a change of control or asset sale for any reason other than by involuntary termination, as defined in the agreement.

Executive Stock Option Agreement

        In addition, Mr. Kullback received an incentive stock option, vesting over five years, to purchase 50,000 shares of the Company's common stock at an exercise price of $1.95 per share. The incentive stock option has a term of 10 years from the date of grant. The foregoing summary is not intended to be complete, and is qualified in its entirety by reference to the form of option agreement included as Exhibit 10.3 to this Report and incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 25, 2005, William J. Kullback was appointed as Chief Financial Officer, Treasurer and Secretary of the Company. Prior to joining the Company, Mr. Kullback, age 45, was the Chief Financial Officer of AtriCure, Inc. from September 2004 until March 2005. From November 2002 until August 2004 he was Chief Financial Officer of MedSource Technologies, Inc., a provider of engineering and manufacturing services and supply chain management solutions to the medical device industry. From December 1999 until October 2002, he was Chief Financial Officer for PEMSTAR, Inc., an engineering and manufacturing services corporation serving the medical, technology and industrial companies.

        The information contained under "Executive Employment Agreement" in Item 1.01 above is hereby incorporated by reference into this item 5.02.

        The press release issued by the Company in connection with Mr. Kullback's appointment as set forth above is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits

10.1   Employment agreement between the Company and William J. Kullback dated April 25, 2005

10.2   Termination agreement following change of control or asset sale between the Company and William J. Kullback dated April 25, 2005

10.3   Form of Stock Option Agreement issued to executive officers pursuant to the 2001 Stock Option Plan

99.1   Press Release dated April 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRICON CORPORATION By: /s/ Mark S. Gorder Mark S. Gorder President and Chief Financial Officer

Date:   April 26, 2005